                                                                                       Exhibit 10.54

                              SEPARATION AGREEMENT AND GENERAL RELEASE

         This Separation  Agreement and General Release  ("Agreement") is made and entered into this
17th day of April, 2001 by and between eXcelon  Corporation,  a Delaware Corporation  ("EXLN");  and
Ross  Hinchcliffe,  an  individual  residing at 12109  Foothill  Lane,  Los Altos  Hills,  CA 94022,
("Hinchcliffe").

                                    W I T N E S S E T H T H A T:

WHEREAS, EXLN has employed Hinchcliffe most recently as Vice President, Worldwide Sales; and

WHEREAS,  EXLN and  Hinchcliffe  wish to set  forth the terms of the  termination  of  Hinchcliffe's employment with EXLN;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EXLN and Hinchcliffe hereby agree as follows:

         1.  Hinchcliffe  hereby  agrees  to  resign as Vice  President,  Worldwide  Sales and as an executive officer of EXLN, effective as of April 17, 2001 (the "Effective Date of Termination").  At
the request of EXLN,  Hinchcliffe will execute and deliver to EXLN a separate  instrument  embodying such resignation.

         2. EXLN agrees to pay Hinchcliffe a total amount of $233,333.33 payable in twenty-four (24)
installments  of $9,722.22 on a semi-monthly  basis,  less  applicable  deductions,  for a period of twelve (12) months in  accordance  with EXLN's  standard  payroll  policies,  and EXLN shall provide
Hinchcliffe  with medical and dental  insurance  coverage  under COBRA,  at EXLN's  expense but less
Hinchcliffe's  applicable  contribution for such insurance,  for a period of twelve (12) months from the Effective Date of Termination;  provided,  however, that if Hinchcliffe becomes re-employed with another employer and is eligible to receive such insurance coverage under another  employer-provided plan,  EXLN's  contributions  toward  the  insurance  coverage  set  forth  herein  shall  terminate immediately and Hinchcliffe shall have the election to continue such coverage, at Hinchcliffe's sole expense. Notwithstanding the foregoing, in the event that Hinchcliffe relocates his domicile outside the United  States,  the  foregoing  amount of  $233,333.33  shall  become  payable in sixteen  (16)
installments  of $14,583.33 on a semi-monthly  basis,  less applicable  deductions,  for a period of eight (8) months in accordance with EXLN's standard payroll policies.

         3.  From  the  Effective  Date  of  Termination  until  April  17,  2002,  and  in  partial consideration of the payments described in the immediately  preceding  paragraph,  Hinchcliffe shall continue as a consultant of EXLN, on a case-by-case  basis, and shall use all reasonable  efforts to perform such duties as the Board of Directors of EXLN, or the Chief Executive Officer of EXLN, shall reasonably assign to him.

         4. EXLN agrees that Hinchcliffe may retain the personal computer provided to him during his employment with EXLN,  provided that Hinchcliffe agrees and acknowledges by his signature below that
(i) all Confidential  Information and material  belonging to EXLN,  including without limitation all software, documentation,  records, forms, customer lists and data, has been removed and deleted from such computer; (ii) Hinchcliffe has ceased any and all utilization of such Confidential  Information and material; and (iii) no copies of such Confidential Information and material have been made.

         5. All  options  which have  heretofore  been  granted to  Hinchcliffe  under  EXLN's  1997
Nonqualified  Stock Option Plan,1996 Stock Incentive and Nonqualified  Stock Option Plan and/or 1996
Employee Stock Purchase Plan (the "Options")  shall be exercisable,  and expire,  in accordance with their terms in effect as of the date of this Agreement. The Options shall continue to vest until the
Effective Date of Termination  and no Option or portion  thereof shall vest after the Effective Date of  Termination.  Notwithstanding  the  foregoing  and anything  contrary set forth in the terms and conditions  of the  foregoing  plans,  and  subject to the Board of  Directors  of EXLN's  approval,
Hinchcliffe  shall have the right to exercise any fully vested Options,  as of the Effective Date of
Termination, within six (6) months after the Effective Date of Termination.

         6.  Hinchcliffe  specifically  acknowledges  that the payments  made and benefits  extended hereunder  by EXLN are in lieu of all other  benefits  and payments  which  otherwise  may have been payable to Hinchcliffe  as a result of his  separation  from EXLN under benefit plans or policies of
EXLN, including,  without limitation,  additional severance,  bonus payments and separation pay, and
Hinchcliffe  hereby waives any rights he may have in or to any such other  benefits or payments,  it being the intention of the parties hereto to convert and merge all such rights into this Agreement.

         7. Hinchcliffe hereby acknowledges and ratifies his obligations under the  NON-COMPETITION,
NON-SOLICITATION,  NON-DISCLOSURE  AND  DEVELOPMENTS  AGREEMENT,  dated  September  30, 1999 between
Hinchcliffe and EXLN,  which is attached hereto and  incorporated  herein by reference,  and further agrees to be bound by the terms thereof.

         8.  Hinchcliffe,  for  good and  valuable  consideration  the  receipt  of which is  hereby acknowledged,  for himself and his legal representatives,  successors,  and assigns hereby releases, remises,  and forever  discharges EXLN, its subsidiaries and affiliates,  and their respective past, present and future agents, officers, directors,  shareholders,  attorneys,  employees, servants, and representatives  and all of EXLN's heirs,  successors,  predecessors,  and assigns,  of and from all manner of actions, causes of actions, suits, debts, demands, damages, costs, expenses,  obligations, agreements,  and claims  whatsoever,  at law,  in equity,  or  otherwise,  known or  unknown,  which
Hinchcliffe has or may have,  either now or at any time before the date of this  Agreement,  against
EXLN,  including but not limited to any claims arising out of or in any way related to Hinchcliffe's employment by EXLN, Hinchcliffe's resignation as Vice President, Worldwide Sales and as an executive officer of EXLN, and/or the termination of Hinchcliffe's employment by EXLN; provided, however, that any claims that  Hinchcliffe  may make against EXLN for breach of this  Agreement  are  specifically exempted from this release. Hinchcliffe acknowledges and agrees that the payments and benefits to be made to  Hinchcliffe  pursuant to this Agreement are over and above any other money or benefits that would be due to Hinchcliffe  under the terms of his  employment  with EXLN and EXLN's usual policies and practices.

         9. Hinchcliffe and EXLN hereby agree to be publicly  supportive of each other.  Hinchcliffe agrees not to criticize,  disparage or otherwise  comment  negatively  about,  orally or in writing, directly or indirectly, EXLN, its subsidiaries,  affiliates or any of their respective past, present or future officers,  directors,  employees,  agents, businesses,  products or services.  Hinchcliffe agrees to use his best  efforts to ensure  that none of the  members of his family so  criticize  or disparage any of such persons or entities.  Hinchcliffe further agrees that he shall be publicly and privately  cooperative  and supportive of EXLN in regard to its personnel,  corporate  practices and policies  and other  matters.  EXLN  agrees  not to  disparage  or make  negative  statements  about
Hinchcliffe and to be publicly and privately  cooperative and supportive of Hinchcliffe in regard to his transition.

         10. Hinchcliffe agrees that, except as may be required by law or as may be mutually agreed,
Hinchcliffe  will  keep  the  terms  and  existence  of  this  Agreement   completely  and  strictly
confidential,  and that  Hinchcliffe  will not hereafter  disclose any  information  concerning this
Agreement to anyone, except to the extent necessary to enforce this Agreement.

         11. With the  exception of the personal  computer  set forth above,  Hinchcliffe  agrees to return any and all property,  whether tangible or intangible,  provided to Hinchcliffe by EXLN, as a condition precedent to EXLN's obligations hereunder.

         12.  This  Agreement  and  the   NON-COMPETITION,   NON-SOLICITATION,   NON-DISCLOSURE  AND
DEVELOPMENTS AGREEMENT, attached hereto, embodies the entire understanding and agreement between the parties, and supersedes all other oral or written agreements or understandings,  between the parties regarding the subject matter hereof,  including  without  limitation any terms and conditions of any employment agreement or other similar agreement(s), and it shall be binding and inure to the benefit of the  successors  and assigns of each. No change,  alteration or  modification  hereof may be made except in a writing signed by both parties hereto.  This Agreement and the rights and obligations of the  parties  hereunder  shall be  construed  in  accordance  with and  governed  by the laws of The
Commonwealth of  Massachusetts  (disregarding  any choice of law rules which may look to the laws of any other jurisdiction).

         13. EXLN shall require any successor via a Change in Control  (whether  direct or indirect, by purchase,  merger,  consolidation  or  otherwise)  to assume  expressly and agree to perform this
Agreement  in the same manner and to the same extent that EXLN would be required to perform it if no such succession had taken place.

         14. The parties represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any other  representation  or  statement  made by any person or entity with regard to the subject matter,  basis,  or effect of this  Agreement,  with the sole exception of the provisions set forth herein.  Mistakes of fact or law shall not constitute grounds for modification, avoidance or rescission  of the terms and  conditions  of this  Agreement.  The fact that a party or counsel  for a party  drafted a  provision  or  provisions  of this  Agreement  shall not cause that provision or those provisions to be construed against the drafting party.

         15. This  Settlement  may be executed  in one or more  counterparts,  each of which when so executed shall be deemed an original,  but all of which  together shall  constitute one and the same instrument.

         16.  In  entering  into  this  Agreement,  the  parties  represent  that  they have had the opportunity  to seek the  advice  of legal  counsel  and that the terms of the  Agreement  have been completely  read and  explained to them and that those terms are fully  understood  and  voluntarily agreed to.

EXLN:                                                                 Hinchcliffe:
eXcelon Corporation                                                   Ross Hinchcliffe

By:_____________________________                                      By:___________________________

Name:___________________________                                      Name:_________________________
     (Printed or Typed)                                                    (Printed or Typed)

Title:__________________________